Exhibit 99.1

LETTER OF TRANSMITTAL

Relating to the Exchange Offers

and Consent Solicitations

Outstanding Notes of General Motors Corporation and General Motors Nova Scotia Finance Company

by

GENERAL MOTORS CORPORATION and

GENERAL MOTORS NOVA SCOTIA FINANCE COMPANY

Pursuant to the Prospectus, dated April 27, 2009

(as the same may be supplemented or amended from time to time, the “U.S. Prospectus”)

EACH OF THE EXCHANGE OFFERS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MAY 26, 2009, UNLESS EXTENDED (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). WITH RESPECT TO ANY SERIES OF OLD NOTES, TENDERS MAY NOT BE WITHDRAWN AFTER 11:59 P.M., NEW YORK CITY TIME, ON MAY 26, 2009 (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “WITHDRAWAL DEADLINE”), EXCEPT IN LIMITED CIRCUMSTANCES AS SET FORTH IN THE APPLICABLE OFFER DOCUMENTS (AS DEFINED BELOW).

The Exchange Agent and Solicitation and Information Agent for the exchange offers and consent solicitations is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers call: (212) 269-5550

All others call toll free: (800) 769-7666

By Facsimile

(For Eligible Institutions Only)

(212) 809-8838

Attn: Mark Fahey

Email: gm@dfking.com

D. F. King (Europe) Limited One Ropemaker Street London EC2Y 9HT Banks and Brokers call: +44 20 7920 9700 All others call toll free: 00 800 5464 5464 Email: gm@dfking.com

The Settlement and Escrow Agent for the non-USD old notes is:

Deutsche Bank AG, London Branch

Deutsche Bank AG London

Winchester House

1 Great Winchester Street

London EC2N 2DB

Email: xchange.offer@db.com

The Luxembourg Tender Agent for the exchange offers is:

Deutsche Bank Luxembourg S.A.

2, Bld Konrad Adenauer

L-1115 Luxembourg

Email: xchange.offer@db.com

Certain terms used and not defined herein shall have the respective meanings ascribed to them in the U.S. Prospectus.

The undersigned acknowledges that it has received the U.S. Prospectus as filed with the U.S Securities and Exchange Commission, or in the case of holders located outside of the United States, a separate U.K. prospectus dated on or about April 27, 2009 as approved by the United Kingdom Listing Authority or a separate Canadian offering memorandum dated April 27, 2009 (the “Canadian Offering Memorandum”), as applicable, and this letter of transmittal (as each may be amended or supplemented from time to time), copies of which accompany this letter (collectively, the “Offer Documents”), which together constitute GM’s offer to purchase any and all of the outstanding old notes for the exchange consideration, as described in the Offer Documents.

HOLDERS OF OLD NOTES AGREE THAT, BY CAUSING THEIR OLD NOTES TO BE TENDERED ON THEIR BEHALF THROUGH THE DEPOSITORY TRUST COMPANY’S (“DTC”) AUTOMATED TENDER OFFER PROGRAM (“ATOP”), IT (A) MAY NOT WITHDRAW A TENDER OF SUCH OLD NOTES AFTER THE WITHDRAWAL DEADLINE, EXCEPT TO THE EXTENT REQUIRED BY LAW OR PROVIDED IN THE APPLICABLE OFFER DOCUMENTS, AND (B) AGREES TO BOUND BY THE TERMS AND CONDITIONS OF THE EXCHANGE OFFERS AS DESCRIBED IN THE APPLICABLE OFFER DOCUMENTS AND THIS LETTER OF TRANSMITTAL.

Only owners of old notes validly tendered at or prior to the Expiration Date and not validly withdrawn will be eligible to receive the applicable exchange consideration. See “The Exchange Offers and Consent Solicitations—Procedures for Tendering Old Notes” in the U.S. Prospectus.

The exchange offers may be extended, amended, terminated or consummated as provided in the applicable Offer Documents. During any extension, we may instruct the Exchange Agent to retain validly tendered old notes and those old notes may not be withdrawn (subject to the limited circumstances required by law or provided in the applicable Offer Documents), will remain subject to the exchange offers and may be accepted thereafter for purchase by GM.

No alternative, conditional or contingent tender of old notes will be accepted. The undersigned waives all rights to receive notice of acceptance of such holder’s old notes for purchase.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY BEFORE CHECKING ANY BOX BELOW

This letter of transmittal is to be used in respect of old notes tendered by book-entry transfer to the Exchange Agent’s account at DTC pursuant to the procedures set forth under “The Exchange Offers and Consent Solicitations—Procedures for Tendering Old Notes” in the U.S. Prospectus, where instructions are not being transmitted through ATOP for such tender.

Custodians of old notes that are tendering by book-entry transfer to the Exchange Agent’s account at DTC can execute a tender through ATOP by electronically transmitting their acceptance to DTC through ATOP, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s account at DTC. DTC will then send an agent’s message to the Exchange Agent. Delivery of the agent’s message by DTC will satisfy the terms of the exchange offers as to execution and delivery of a letter of transmittal by the participant identified in the agent’s message. The agent’s message must be received by the Exchange Agent at or prior to the Expiration Date for the relevant exchange offer for the tendering holders to be eligible to receive the applicable exchange consideration. An “agent’s message” is a message transmitted by DTC, received by the Exchange Agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgement from you that you have received the applicable Offer Documents including this letter of transmittal and agree to be bound by the terms of the letter of transmittal and that GM may enforce such agreement against you.

The undersigned should complete, execute and deliver this letter of transmittal to indicate the action the undersigned desires to take with respect to an exchange offer:

TENDER OF OLD NOTES

☐        CHECK HERE IF OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN DTC MAY DELIVER OLD NOTES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution

DTC Account Number

Date Tendered

Transaction Code Number

The undersigned authorizes the Exchange Agent to deliver this letter of transmittal to GM as evidence of the undersigned’s tender of old notes.

THE COMPLETION, EXECUTION AND DELIVERY OF THIS LETTER OF TRANSMITTAL IN CONNECTION WITH THE TENDER OF OLD NOTES WILL BE DEEMED TO CONSTITUTE AGREEMENT THAT TENDERS OF OLD NOTES MAY NOT BE WITHDRAWN AFTER THE WITHDRAWAL DEADLINE FOR THE OFFER RELATED TO SUCH OLD NOTES, EXCEPT TO THE EXTENT REQUIRED BY LAW OR PROVIDED IN THE APPLICABLE OFFER DOCUMENTS.

QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE APPLICABLE OFFER DOCUMENTS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE SOLICITATION AND INFORMATION AGENT.

PART A—DESCRIPTION OF OLD NOTES TENDERED

THE UNDERSIGNED MUST COMPLETE THE APPROPRIATE BOX(ES) BELOW WITH RESPECT TO THE OLD NOTES TO WHICH THIS LETTER OF TRANSMITTAL RELATES.

DESCRIPTION OF OLD NOTES TENDERED
Name(s) and Address(es) of Registered Holder(s) or Name of DTC Participant and Participant’s DTC Account Number in Which Old Notes are Held (Please fill in if blank)	Title of Old Notes to be Tendered	Aggregate Principal Amount of Old Notes Represented	Aggregate Principal Amount of Old Notes Tendered (1)
1.50% Series D Convertible Senior Debentures due June 1, 2009
7.20% Notes due January 15, 2011
9.45% Medium-Term Notes due November 1, 2011
7.125% Senior Notes due July 15, 2013
7.70% Debentures due April 15, 2016
8.80% Notes due March 1, 2021
9.4% Medium-Term Notes due July 15, 2021
9.40% Debentures due July 15, 2021
8.25% Senior Debentures due July 15, 2023
8.10% Debentures due June 15, 2024
7.40% Debentures due September 1, 2025
6 3/4% Debentures due May 1, 2028
4.50% Series A Convertible Senior Debentures due March 6, 2032
5.25% Series B Convertible Senior Debentures due March 6, 2032
6.25% Series C Convertible Senior Debentures due July 15, 2033
8.375% Senior Debentures due July 15, 2033
7.75% Discount Debentures due March 15, 2036
7.25% Quarterly Interest Bonds due April 15, 2041
7.25% Senior Notes due July 15, 2041
7.5% Senior Notes due July 1, 2044
7.375% Senior Notes due May 15, 2048
7.375% Senior Notes due May 23, 2048
7.375% Senior Notes due October 1, 2051
7.25% Senior Notes due February 15, 2052

If the space provided above is inadequate, list the information requested above on a separate signed schedule and attach that schedule to this letter of transmittal.

(1)	Unless otherwise indicated in this column, any tendering holder will be deemed to have tendered the entire principal amount represented by the old notes indicated in the column labeled “Aggregate Principal Amount Represented.” See Instruction 2.

PART B—CANADIAN RESIDENTS

IF THE UNDERSIGNED IS A CANADIAN RESIDENT, THE UNDERSIGNED MUST ALSO COMPLETE THE FOLLOWING:

1.	The undersigned is resident in or subject to the laws of the province of (check only one):

☐	British Columbia	☐	Alberta	☐	Saskatchewan
☐	Manitoba	☐	Ontario	☐	Québec
☐	New Brunswick	☐	Prince Edward Island	☐	Nova Scotia
☐	Newfoundland and Labrador	☐	Yukon Territory	☐	Northwest Territories
☐	Nunavut

2.	With respect to old notes other than convertible old notes, the undersigned is an “accredited investor” as defined in Section 1.1. of National Instrument 45-106—Prospectus and Registration Exemptions by virtue of satisfying the applicable criteria indicated in Annex “A” attached hereto (check appropriate box in Annex “A”).

NOTE: SIGNATURES MUST BE PROVIDED BELOW PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

By the execution hereof, the undersigned hereby acknowledges receipt of the Prospectus dated April 27, 2009 as filed with the U.S Securities and Exchange Commission (the “U.S. Prospectus”), or in the case of holders located outside of the United States, a separate U.K. prospectus dated on or about April 27, 2009 as approved by the United Kingdom Listing Authority or a separate Canadian offering memorandum dated April 27, 2009 (the “Canadian Offering Memorandum”), as applicable, and as each may be amended or supplemented from time to time, of General Motors Corporation, a Delaware corporation (“GM”), under which General Motors Nova Scotia Finance Company, a Nova Scotia unlimited company, is jointly making the exchange offers (together with GM, “we,” “our,” “us” or the “issuers”), and this letter of transmittal (as it may be supplemented and amended from time to time, this “letter of transmittal”) (collectively, the “Offer Documents”). We urge you to review the applicable Offer Documents for the terms and conditions of the exchange offers and consent solicitations. Certain terms used but not defined herein have the meaning given to them in the U.S. Prospectus.

Upon the terms and subject to the conditions of the exchange offers, the undersigned hereby tenders to the issuer of its old notes the above-described principal amount of old notes. Subject to and effective upon the acceptance for exchange of the old notes tendered herewith, the undersigned hereby (1) irrevocably sells, assigns and transfers to the issuer of its old notes all right, title and interest in and to all such old notes as are being tendered herewith and (2) irrevocably appoints the Exchange Agent as its agent and attorney-in-fact (with full knowledge that the Exchange Agent is also acting as our agent with respect to the tendered old notes with full power coupled with an interest) to (a) transfer ownership of the old notes on the account books maintained by the applicable Clearing System, together with all accompanying evidences of transfer and authenticity, to or upon the order of the issuer of its old notes, (b) present the old notes for transfer on the relevant security register and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of the old notes, all in accordance with the terms of the exchange offers.

If the undersigned tenders, and does not validly withdraw, 1.50% Series D Convertible Debentures due June 1, 2009 (the “old Series D notes”), the undersigned irrevocably agrees, in the event the exchange offers are extended beyond June 1, 2009 to extend the maturity of their old Series D notes and to forbear from taking any action to enforce, or direct enforcement of, and to waive any and all of the rights and remedies available to such holders under such old Series D notes or the indenture governing such old Series D notes, in each case until the earlier of (a) the termination of the exchange offers (including in the event GM files a petition for relief under the U.S. Bankruptcy Code) and (b) the consummation of the exchange offers (the date of such earlier event, the “Forbearance and Waiver Termination Date”) (such agreement, the “Series D Forbearance, Waiver and Extension”).

At the Forbearance and Waiver Termination Date, the Series D Forbearance, Waiver and Extension will expire and any and all principal and interest amounts otherwise due under any old Series D notes that remain outstanding (i.e., any old Series D notes not accepted for exchange in the exchange offers) will become immediately due and payable. The Series D Forbearance, Waiver and Extension will attach to any old Series D notes that have been tendered in the exchange offers and not validly withdrawn on or prior to May 26, 2009, which is the date set initially as the withdrawal deadline or such later date as the registration statement of which the U.S. Prospectus and this letter of transmittal form a part is declared effective or as GM in its absolute discretion may determine (the “Attachment Date”). The Attachment Date will also be the expiration and settlement dates for the exchange offer that we are making in which we are offering to exchange amended Series D notes (old Series D notes to which the Forbearance, Waiver and Extension have attached and which will not mature until the Forbearance, Waiver and Extension Termination Date) for old Series D notes.

By having tendered hereby, and not having validly withdrawn on or prior to the Attachment Date, old Series D notes, the undersigned hereby consents to the attachment of the Series D Forbearance, Waiver and Extension to such tendered old Series D notes, and GM may in its absolute discretion enter into a supplemental indenture as of the Attachment Date or take such other action as it determines is appropriate (including by assigning a temporary or different CUSIP number to such old Series D notes) to evidence the attachment of the Series D Forbearance, Waiver and Extension to such old Series D notes; the undersigned shall also be deemed to have tendered any notes issued or deemed issued by GM in order to implement the Forbearance, Waiver and Extension. If the undersigned validly withdraws tendered old Series D notes prior to the Attachment Date, then such old Series D notes will not be subject to the Series D Forbearance, Waiver and Extension. However, if the undersigned validly withdraws its old Series D notes at any time following the Attachment Date (in the event withdrawal rights have been extended past or reinstated after the Attachment Date), then such old Series D notes, notwithstanding such withdrawal or any subsequent transfer, will continue to be subject to the Series D Forbearance, Waiver and Extension until the Forbearance, Waiver and Extension Termination Date.

Subject to applicable regulations of the Securities and Exchange Commission, if, for any reason whatsoever, acceptance for exchange of any old notes tendered pursuant to an exchange offer is delayed (whether before or after our acceptance for exchange of old notes) or we extend an exchange offer or are unable to accept for exchange the old notes tendered pursuant to an exchange offer, we may instruct the Exchange Agent to retain tendered old notes, and those old notes may not be withdrawn, except to the extent that you are entitled to the withdrawal rights set forth in the applicable Offer Documents. If you have tendered old notes, you may withdraw those old notes prior to the withdrawal deadline by submitting a withdrawal instruction to the relevant Clearing System subject to the limitations and requirements described in “The Exchange Offers and Consent Solicitations—Withdrawal of Tenders” in the U.S. Prospectus.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the old notes tendered hereby and to acquire the exchange consideration upon the exchange of such tendered old notes, and that, when the old notes are accepted for exchange, GM will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that the old notes tendered hereby are not subject to any adverse claims or proxies. The undersigned will, upon request, execute and deliver any additional documents deemed by us or the Exchange Agent to be necessary or desirable to complete the sale, assignment and transfer of the old notes tendered hereby. The undersigned has received the applicable Offer Documents and agrees to all of the terms of the exchange offers and the consent solicitations.

If the undersigned is not a resident of the United States, the undersigned hereby represents and warrants that (1) the undersigned is a “non-U.S. qualified offeree”, as such term is defined in the U.S. Prospectus under the heading “Non-U.S. Offer Restrictions” and, (2) if the undersigned is a resident of Canada, the undersigned (i) is a Canadian resident, (ii) has reviewed and acknowledges the resale restrictions referred to in the Canadian Offering Memorandum under the heading “Resale Restrictions” and agrees not to resell the exchange consideration except in compliance with such resale restrictions, (iii) is basing its investment decision exclusively on the Canadian Offering Memorandum and not on any other information, including any advertising, concerning GM, GM Nova Scotia or the exchange offers and consent solicitations, and (iv) in respect of old notes other than convertible old notes, (A) is an “accredited investor” as defined in NI 45-106 by virtue of satisfying the specific criteria indicated by the undersigned in Annex “A”, (B) is entitled under applicable Canadian securities laws to acquire the exchange consideration without the benefit of a prospectus qualified under those securities laws, and in the case of holders in provinces other than Ontario and Newfoundland, without the services of a dealer registered pursuant to those securities laws, (C) if in Ontario, is not an individual unless acquiring the exchange consideration from a fully-registered Ontario securities dealer or from a dealer registered in Ontario as a limited market dealer, (D) is acquiring the exchange consideration as principal for its own account, or is deemed to be acquiring the exchange consideration as principal by applicable law, and (E) was not created or used solely to acquire or hold the exchange consideration without a prospectus in reliance on an exemption from the prospectus requirements under applicable Canadian securities laws.

GM reserves the right not to accept as validly given any certification as to eligibility given by a holder of old notes if GM has reason to believe that such certification has not properly been given or is otherwise incorrect. As it may be unlawful in certain jurisdictions to deliver (or be deemed to have delivered)

exchange consideration to holders of old notes, such holders who are residents, citizens, nationals of or have otherwise some form of connection with certain jurisdictions are required to inform themselves about and observe any applicable legal requirements. It is the responsibility of any such holder wishing to accept the proposals to satisfy itself as to the full observance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consents which may be required and the compliance with any other necessary formalities.

The undersigned understands that tenders of old notes pursuant to any one of the procedures described in the U.S. Prospectus under the heading “The Exchange Offers and Consent Solicitations—Procedures for Tendering Old Notes” and in the instructions herein will, upon our acceptance for exchange of such tendered old notes, constitute a binding agreement between the undersigned and us upon the terms and subject to the conditions of the exchange offers.

Additionally, the undersigned understands that by tendering old notes in the exchange offers, the undersigned will be deemed to have consented to the proposed amendments in respect of the debt instruments governing their old notes as described in the U.S. Prospectus under the heading “Proposed Amendments”, except that if the undersigned tenders “non-USD old notes” as such term is defined in the U.S. Prospectus prior to the date on which the registration statement of which the U.S. Prospectus forms a part is declared effective, then the undersigned will not be deemed to have consented to the proposed amendments. Except for holders of non-USD old notes who tender such old notes prior to the date on which the registration statement of which the U.S. Prospectus forms a part is declared effective, holders may not tender their old notes pursuant to the exchange offers without delivering consents to the proposed amendments, and holders may not deliver consents to the proposed amendments pursuant to the consent solicitations without tendering their old notes.

The exchange offers are subject to certain conditions described in the section of the U.S. Prospectus entitled “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers”. The undersigned understands that our obligation to accept for exchange old notes validly tendered and not validly withdrawn pursuant to the exchange offers is subject to the conditions set forth in the Offer Documents. The undersigned recognizes that as a result of these conditions (certain of which may be waived, in whole or in part, by GM), as more particularly set forth in the Offer Documents, we may not be required to accept for exchange or to exchange any of the old notes tendered hereby and, in such event, the old notes not accepted for exchange will be returned to the undersigned at the address shown below the signature of the undersigned.

Unless otherwise indicated in the boxes entitled “Special Delivery Instructions” or “Special Payment or Issuance Instructions” in this letter of transmittal, certificates for all securities issued as part of the Exchange Consideration in exchange for tendered old notes, and any old notes delivered herewith but not exchanged, will be registered in the name of and delivered to the undersigned at the address shown below the signature of the undersigned. If securities are to be issued as part of the exchange consideration to a person other than the person(s) signing this letter of transmittal, or if securities delivered as part of the exchange consideration are to be mailed to someone other than the person(s) signing this letter of transmittal, the appropriate boxes of this letter of transmittal should be completed. If old notes are surrendered by holder(s) that have completed either the box entitled “Special Delivery Instructions” or “Special Payment or Issuance Instructions” in this letter of transmittal, signature(s) on this letter of transmittal must be guaranteed by a Medallion Signature Guarantor (as defined in Instruction 3).

All authority herein conferred or agreed to be conferred in this letter of transmittal shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned.

THE UNDERSIGNED, BY COMPLETING THE BOXES ENTITLED “DESCRIPTION OF OLD NOTES TENDERED” AND IF APPLICABLE “CANADIAN RESIDENTS” ABOVE AND SIGNING AND DELIVERING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE OLD NOTES AS SET FORTH IN SUCH BOXES.

REGISTERED HOLDERS OF OLD NOTES SIGN HERE

(In addition, complete IRS Form W-9 below or applicable IRS Form W-8)

PLEASE SIGN HERE	PLEASE SIGN HERE

Authorized Signature of Registered Holder	Authorized Signature of Registered Holder

Must be signed by registered holder(s) exactly as name(s) appear(s) on the old notes or on a security position listing as the owner of the old notes or by person(s) authorized to become registered holder(s) by properly completed bond powers transmitted herewith. See Instruction 3. If signature is by attorney-in-fact, trustee, executor, administrator, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information:

Name:	Name:
Title:	Title:
Address:	Address:

Telephone Number:	Telephone Number:
Date:	Date:

Taxpayer Identification or Social Security Number	Taxpayer Identification or Social Security Number

SIGNATURE GUARANTEE

(If required, see Instruction 3)

Signature(s) Guaranteed by an
Eligible Institution:

Authorized Signature	Date:

Name of Eligible Institution Guaranteeing Signature:	Address:

Capacity (full title):
Telephone Number:

SPECIAL PAYMENT OR ISSUANCE

INSTRUCTIONS

(See Instructions 3, 4, 5 and 6)

To be completed ONLY if the exchange consideration and any accrued interest for the old notes accepted for purchase is paid to, or any old notes that are not tendered or are not accepted are to be issued in the name of someone other than the undersigned.

Deliver:	☐	Exchange Consideration to:
	☐	Old notes to:
	☐	Check to:
(Check Appropriate Boxes)

Name(s)
Address

Telephone Number:

(Taxpayer Identification or Social Security Number)

☐	Credit the exchange consideration and/or untendered old notes delivered by book-entry transfer to the DTC account set forth below:

(Account Number)

(Name of Account Party)

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 3, 4, 5 and 6)

To be completed ONLY if the exchange consideration or any old notes that are not tendered or are not accepted are to be sent to someone other than the undersigned, or to the undersigned at an address other than that shown above.

Deliver:	☐	Exchange Consideration to:
	☐	Old notes to:
	☐	Check to:
(Check Appropriate Boxes)

Name(s)
Address

Telephone Number:

(Taxpayer Identification or Social Security Number)

☐	Credit the exchange consideration and/or untendered old notes delivered by book-entry transfer to the DTC account set forth below

(Account Number)

(Name of Account Party)

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offers

1.	Delivery of this Letter of Transmittal.

All confirmations of any book-entry transfers delivered to the Exchange Agent’s account at DTC, as well as a properly completed and duly executed copy of this letter of transmittal (or facsimile thereof), and any other documents required by this letter of transmittal with any required signature guarantees or, in the case of a book-entry transfer, an appropriate agent’s message, must be received by the Exchange Agent at its address set forth herein on or prior to the expiration date. The method of delivery of this letter of transmittal, the old notes and all other required documents is at the election and risk of the holder. Except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent.

Any beneficial holder whose old notes are registered in the name of a broker, dealer, bank, trust company, other nominee or custodian and who wishes to tender old notes in the exchange offers should contact such registered holder promptly and instruct such registered holder to tender on such beneficial holder’s behalf. If such beneficial holder wishes to tender directly, such beneficial holder must, prior to completing and executing this letter of transmittal and tendering old notes, either make appropriate arrangements to register ownership of the old notes in such beneficial holder’s own name or obtain a properly completed bond power from the registered holder. Beneficial holders should be aware that the transfer of registered ownership may take considerable time.

Delivery to an address other than as set forth herein, or instructions via a facsimile number other than the ones set forth herein, will not constitute a valid delivery.

GM expressly reserves the right, at any time or from time to time, to extend the expiration date by complying with certain conditions set forth in the applicable Offer Documents.

LETTERS OF TRANSMITTAL SHOULD NOT BE SENT TO THE ISSUERS OR ANY CLEARING SYSTEM.

2.	Certificated Notes

We believe that each series of old notes is currently represented by a global note deposited with a common depository at the applicable Clearing System. Old notes cannot be physically tendered. If you happen to hold old notes in physical, certificated form, you will need to deposit such old notes into the applicable Clearing System in order to participate in the exchange offers. If you need assistance in doing so, please contact the Solicitation and Information Agent at the address and telephone number set forth above.

3.	Signature on this Letter of Transmittal; Written Instruments and Endorsements; Guarantee of Signatures.

If this letter of transmittal is signed by the registered holder(s) of the old notes tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration or enlargement or any change whatsoever.

If any of the old notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this letter of transmittal.

If a number of old notes registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this letter of transmittal as there are different registrations of old notes.

Signatures on all letters of transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (a “Medallion Signature Guarantor”), unless the old notes tendered thereby are tendered (i) by a holder of old notes who has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment or Issuance Instructions” on this letter of transmittal or (ii) for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an “Eligible Institution”). If the old notes are registered in the name of a person other than the signer of the letter of transmittal or if old notes not accepted for purchase or not tendered are to be returned to a person other than the holder, then the signatures on the letters of transmittal accompanying the tendered old notes must be guaranteed by a Medallion Signature Guarantor as described above.

If this letter of transmittal is signed by the registered holder or holders of old notes listed and tendered hereby, no endorsements of the tendered old notes or separate written instruments of transfer or exchange are required. In any other case, the registered holder (or acting holder) must either properly endorse the old notes or transmit properly completed bond powers with this letter of transmittal (in either case executed exactly as the name(s) of the registered holder(s) appear(s) on the old notes, with the signature on the old notes or bond power guaranteed by a Medallion Signature Guarantor (except where the old notes are tendered for the account of an Eligible Institution).

If old notes are to be tendered by any person other than the person in whose name the old notes are registered, the old notes must be endorsed or accompanied by an appropriate written instrument or instruments of transfer executed exactly as the name or names of the holder or holders appear on the old notes, with the signature(s) on the old notes or instruments of transfer guaranteed as provided above, and this letter of transmittal must be executed and delivered either by the holder or holders, or by the tendering person pursuant to a valid proxy signed by the holder or holders, which signature must, in either case, be guaranteed as provided below.

4.	Special Issuance, Delivery and Payment Instructions.

Tendering holders should indicate, in the applicable box, the account at DTC in which the exchange consideration and accrued interest are to be issued and deposited, if different from the accounts of the person signing this letter of transmittal.

Tendering holders should indicate, in the applicable box, the name and address in which old notes for principal amounts not tendered or not accepted for exchange are to be issued and delivered, if different from the names and addresses of the person signing this letter of transmittal.

In the case of issuance or payment in a different name, the taxpayer identification number or social security number of the person named must also be indicated and the tendering holder should complete the applicable box.

If no instructions are given, the exchange consideration (and any old notes not tendered or not accepted) will be issued in the name of and delivered to the acting holder of the old notes or deposited at such holder’s account at the applicable Clearing System, as applicable.

5.	Transfer Taxes.

GM shall pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offers. If, however, transfer taxes are payable in circumstances where certificates representing the securities issued as part of the exchange consideration or old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the old notes tendered or where tendered old notes are registered in the name of any person other than the person signing this letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offers, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

Except as provided in this Instruction 5, it will not be necessary for transfer stamps to be affixed to the old notes listed in this letter of transmittal.

6.	Waiver of Conditions.

GM reserves the absolute right to waive, in whole or in part, any of the specified conditions to the exchange offers set forth in the Offer Documents.

7.	Requests for Assistance or Additional Copies.

Questions and requests for assistance relating to the Offer Documents, including this letter of transmittal and other related documents and relating to the procedure for tendering may be directed to the Exchange Agent at the address and telephone number set forth above.

Questions and requests for assistance or for additional copies of the Offer Documents may be directed to the Solicitation and Information Agent at the address and telephone number set forth above.

8.	Validity and Form.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange or purchase of any tendered old notes pursuant to any of the instructions in this letter of transmittal, and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by GM in its absolute discretion, which determination will be final and binding. GM reserves the absolute right to reject any or all tenders of any old notes determined by GM not to be in proper form, or if the acceptance of, or exchange of, such old notes may, in the opinion of counsel for GM, be unlawful. GM also reserves the right to waive any conditions to any offer that GM is legally permitted to waive.

Tender of old notes will not be deemed to have been validly made until all defects or irregularities in such tender have been cured or waived. All questions as to the form and validity (including time of receipt) of any delivery will be determined by GM in its absolute discretion, which determination shall be final and binding. None of GM, the Exchange Agent, the Solicitation and Information Agent, any Dealer Manager or any other person or entity is under any duty to give notification of any defects or irregularities in any tender or withdrawal of any old notes, or will incur any liability for failure to give any such notification.

9.	Important Tax Information.

TO COMPLY WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS LETTER OF TRANSMITTAL IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY YOU, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); (B) ANY SUCH DISCUSSION IS INCLUDED HEREIN BY THE ISSUER IN CONNECTION WITH THE SOLICITATION BY THE ISSUER OF TENDERS; AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Under current U.S. federal income tax law, the Exchange Agent (as payor) may be required to withhold a portion of any payments (including payments with respect to accrued interest) made to certain holders (or other payees) pursuant to the exchange offers and other transactions described in the U.S. Prospectus. To avoid such backup withholding, each tendering U.S. holder or other U.S. payee must provide the Exchange Agent with its correct taxpayer identification number (“TIN”) and certify that it is not subject to backup withholding by completing Form W-9 of the Internal Revenue Service (the “IRS”), or otherwise establish an exemption from the backup withholding rules. In general, for an individual, the TIN is such individual’s social security number. If the Exchange Agent is not provided with the correct TIN, the U.S. holder (or other payee) may be subject to a $50 penalty imposed by the IRS. If an exemption from backup withholding is not established, any reportable payments will be subject to backup withholding at the applicable rate, currently 28%. Such reportable payments generally will be subject to information reporting, even if an exemption from backup withholding is established. If a US. holder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such U.S. holder should write “Applied For” in the space provided for the TIN in Part I of Form W-9, sign and date the Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. If “Applied For” is written in Part I and the Exchange Agent is not provided with a TIN prior to the date of payment, the Exchange Agent will withhold 28% of any reportable payments made to the U.S. holder. For further information concerning backup withholding and instructions for completing the attached Form W-9 (including how to obtain a TIN if you do not have one and how to complete Form W-9 if the old notes are held in more than one name), consult the instructions in Form W-9. All IRS forms mentioned herein may be obtained on the IRS website at www.irs.gov.

Certain persons (including, among others, all corporations and certain non-U.S. persons) are not subject to these backup withholding and reporting requirements. Exempt U.S. persons should indicate their exempt status on Form W-9. A Non-U.S. Holder generally will not be subject to backup withholding with respect to any reportable payments (including payments with respect to accrued interest) as long as (1) the payor or broker does not have actual knowledge or reason to know that the holder is a U.S. person, and (2) the holder has furnished to the payor or broker a properly executed IRS Form W-8 (or a successor form) certifying, under penalties of perjury, its status as a non-U.S. person or otherwise establishes an exemption. An IRS Form W-8 can be obtained from the Exchange Agent. Holders should consult their tax advisors as to any qualification for exemption from backup withholding and the procedure for obtaining the exemption. Backup withholding is not an additional U.S. federal income tax. Rather, the amount of U.S. federal income tax withheld will be creditable against the U.S. federal income tax liability of a person subject to backup withholding. If backup withholding results in an overpayment of U.S. federal income tax, a refund may be obtained provided that the required information is timely furnished to the IRS.

As to Non-U.S. Holders, payment of interest (including original issue discount) may be subject to a 30% U.S. withholding tax, or lower rate under an applicable treaty. Interest may be exempt from withholding if it qualifies as portfolio interest to the Non-US Holder. In order to claim a lower rate or exemption, a Non-US Holder must furnish a properly executed IRS Form W-8 (or a successor form) claiming a lower rate or exemption. Non-U.S. Holders should consult their tax advisors as to any qualification for a lower rate under an applicable treaty or exemption from withholding.

A person’s failure to complete Form W-9, IRS Form W-8 or other appropriate form will not, by itself, cause such person’s old notes to be deemed invalidly tendered, but may require the Exchange Agent to withhold a portion of any payments made to such person pursuant to the exchange offers and other transactions described in the U.S. Prospectus.

NOTE: FAILURE TO COMPLETE AND RETURN FORM W-9 (OR FORM W-8, AS APPLICABLE) MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY REPORTABLE PAYMENTS MADE TO YOU PURSUANT TO THE OFFERS AND OTHER TRANSACTIONS DESCRIBED IN THE CONFIDENTIAL OFFERING MEMORANDUM. PLEASE REVIEW FORM W-9 AND INSTRUCTIONS CONTAINED IN THIS LETTER OF TRANSMITTAL FOR ADDITIONAL DETAILS OR CONTACT THE EXCHANGE AGENT FOR THE APPLICABLE FORM W-8.

IMPORTANT: THIS LETTER OF TRANSMITTAL OR A FACSIMILE THEREOF TOGETHER WITH OLD NOTES OR CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that, if I do not provide a taxpayer identification number by the time of payment, a portion (currently 28%) of all reportable payments made to me will be withheld and remitted to the Internal Revenue Service.

SIGNATURE:	DATE:

ANNEX A—“ACCREDITED INVESTORS” IN CANADA

With respect to old notes other than convertible old notes, the undersigned is an “accredited investor” as defined in Section 1.1. of National Instrument 45-106—Prospectus and Registration Exemptions by virtue of indicating the applicable criteria for qualifying as an “accredited investor” set forth below (check the appropriate box).

☐	(a) a Canadian financial institution, or a Schedule III bank,
☐	(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),
☐

(c)    a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

☐

(d)    a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

☐	(e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),
☐	(f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,
☐

(g)    a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,

☐	(h) any national, federal, state, provincial, territorial or municipal government of or in any jurisdiction other than Canada or a province or territory of Canada, or any agency of that government,
☐	(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada,
☐

(j)     an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds C$1,000,000,

☐

(k)    an individual whose net income before taxes exceeded C$200,000 in each of the two (2) most recent calendar years or whose net income before taxes combined with that of a spouse exceeded C$300,000 in each of the two (2) most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

☐	(l) an individual who, either alone or with a spouse, has net assets of at least C$5,000,000,
☐

(m)   a person, other than an individual or investment fund, that has net assets of at least C$5,000,000 as shown on its most recently prepared financial statements and that has not been created or used solely to purchase or hold securities as an accredited investor as defined in this paragraph (m),

☐

(n)    an investment fund that distributes or has distributed its securities only to:

(i)     a person that is or was an accredited investor at the time of the distribution,

(ii)    a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [minimum amount investment exemption] of NI 45-106, and 2.19 [additional investment in investment funds exemption] of NI 45-106, or

(iii)  a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [investment fund reinvestment exemption] of NI 45-106,

☐

(o)    an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

☐

(p)    a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a jurisdiction other than Canada or a province or territory of Canada, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

☐

(q)    a person acting on behalf of a fully managed account managed by that person, if that person:

(i)     is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a jurisdiction other than Canada or a province or territory of Canada, and

(ii)    in Ontario, is purchasing a security that is not a security of an investment fund,

☐

(r)     a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

☐

(s)    an entity organized in a jurisdiction other than Canada or a province or territory of Canada that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,

☐

(t)     a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

☐	(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or
☐

(v)    a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(i)     an accredited investor, or

(ii)    an exempt purchaser in Alberta or British Columbia.

DEFINITIONS

“financial assets” means

(a)	cash,

(b)	securities, or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“person” includes

(a)	an individual,

(b)	a corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“related liabilities” means

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b)	liabilities that are secured by financial assets;

“spouse” means, an individual who,

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta).